Exhibit 99.B(d)(9)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Weiss, Peck & Greer Investments,
a division of Robeco USA, L.L.C.

As of October 9, 2003

as amended November 1, 2004

SEI TAX EXEMPT TRUST

Short Duration Municipal Fund

California Tax Exempt Fund

Tax Free Fund

Institutional Tax Free Fund

Pennsylvania Tax Free Fund

Agreed and Accepted:

SEI Investments Management Corporation	Weiss, Peck & Greer Investments, a division of Robeco USA, L.L.C.

By:	By:

/s/ Timothy D. Barto	/s/ Janet A. Fiorenza

Name:	Name:

Timothy D. Barto	Janet A. Fiorenza

Title:	Title:

Vice President	Managing Director

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Weiss, Peck & Greer Investments,
a division of Robeco USA, L.L.C.

As of October 9, 2003

as amended November 1, 2004

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Tax Exempt Trust

                                Short Duration Municipal Fund

                                California Tax Exempt Fund

                                Tax Free Fund

                                Institutional Tax Free Fund

                                Pennsylvania Tax Free Fund

Agreed and Accepted:

SEI Investments Management Corporation	Weiss, Peck & Greer Investments, a division of Robeco USA, L.L.C.

By:	By:

/s/ Timothy D. Barto	/s/ Janet A. Fiorenza

Name:	Name:

Timothy D. Barto	Janet A. Fiorenza

Title:	Title:

Vice President	Managing Director